Exhibit 10.4

Confidential portions of this exhibit have been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. The redacted terms have been marked at the appropriate place with “[XXX]”.

AMENDED & RESTATED

GLOBAL FEED SOURCING AGREEMENT

THIS AMENDED & RESTATED GLOBAL FEED SOURCING AGREEMENT is dated as of May 31, 2022 and deemed effective as of May 4, 2022 (the “Start Date”),

BETWEEN	GLENCORE LTD., a corporation existing under the laws of Switzerland having a branch office at 330 Madison Ave., New York, NY, U.S.A. 10017
AND

LI-CYCLE HOLDINGS CORP.,

a corporation existing under the laws of the Province of Ontario having an address at 207 Queen’s Quay West, Suite 590, Toronto, Ontario, Canada M5J 1A7

Hereinafter called “Li-Cycle”

RECITALS:

WHEREAS the Parties have entered into a Global Feed Sourcing Agreement dated as of May 4, 2022 (the “Original Feed Sourcing Agreement”), pursuant to which Glencore has agreed to source and supply (or cause its Affiliates to source and supply) Feed from various sources, including but not limited to, automotive and battery manufacturers, to Li-Cycle (or its Affiliates) for purchase and recycling on the terms and conditions set forth therein; and

WHEREAS the Parties have entered into that certain Master Commercial Agreement dated as of the date hereof (the “Master Agreement”); and

WHEREAS this Agreement is intended to replace and supersede the Original Feed Sourcing Agreement as of the Start Date and is a Commercial Agreement within the meaning of the Master Agreement;

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties, the Parties hereby agree as follows:

1.	RELATIONSHIP TO MASTER AGREEMENT

This Agreement is governed by and subject to the terms and conditions of the Master Agreement, which is incorporated herein by reference. In the event of any conflict between this Agreement and the Master Agreement, the relevant provision of the Master Agreement will prevail unless this Agreement expressly states the provisions of the Master Agreement that it is intended to supersede.

2.	DEFINITIONS

In this Agreement, any capitalized term not defined herein and defined in the Master Agreement has the meaning given to such term in the Master Agreement. In addition, the following terms have the following meanings:

“Agreement” means this Amended & Restated Global Feed Sourcing Agreement;

“Expense Report” means a written monthly report from Glencore setting out in reasonable detail the Transaction Costs deducted by Glencore or any of its Affiliates pursuant to the terms of this Agreement;

“Feed” means lithium-ion battery manufacturing scrap and other lithium-ion battery materials, including cathode scrap, jelly rolls, electrode stacks and waste/recall batteries;

“Feed Facility” means a facility that constitutes a source or nexus of Feed supply, including without limitation a battery cell manufacturing facility;

“Feed Purchase Agreement” has the meaning given in Section 5(b);

“Feed Recipient” has the meaning given in Section 4(a);

“Feed Supplier” has the meaning given in Section 5(a);

“Feed Supplier Final Price” has the meaning given in Section 5(b);

“Financing Rate” means [XXX];

“Glencore” means Glencore Ltd., a corporation existing under the laws of Switzerland, and, wherever the term “Glencore” is used in relation to rights or obligations under a Feed Purchase Agreement or Underlying Feed Purchase Agreement, shall be deemed to include any applicable Affiliate of Glencore that is a party to such Feed Purchase Agreement or Underlying Feed Purchase Agreement;

“Global Sourcing Fee” has the meaning given in Section 6(a);

“Master Agreement” has the meaning given to such term in the Recitals hereof;

“Original Feed Sourcing Agreement” has the meaning given to such term in the Recitals hereof;

“Start Date” has the meaning given to such term in the preamble hereto;

“Transaction Costs” means all usual and customary costs, losses or damages that are reasonably incurred by Glencore or its Affiliates, as applicable, in relation to the purchase, transportation, transactional financing and sale of the Feed to Li-Cycle (or other applicable Feed Recipient) pursuant to this Agreement, including (without duplication):

(i)	direct, out-of-pocket costs associated with the transportation of the Feed, including, among other things,

A.

all freight, demurrage, dead freight, charter hire and any other sums due pursuant to any charter of any vessel engaged in the carriage of the Feed, together with costs of inspection of the carrying vessels; and

B.	port costs at both the loading and discharge ports;

(ii)	costs of inspection, supervision and testing or analyzing of the Feed;

(iii)	costs of insurance;

(iv)	taxes, duties, or other sums, whether levied against the Feed, the freight or otherwise;

(v)

losses, claims, damages or expenses incurred or paid to Third Parties in respect of the Feed, its transportation and on-sale, including legal expenses incurred in defending or bringing such claims, but only to the extent such losses, claims, damages or expenses so incurred or paid do not result from the breach by Glencore or any of its Affiliates of their obligations under the applicable Feed Purchase Agreement or Underlying Feed Purchase Agreement;

(vi)	hedging costs and expenses, if hedging is requested by Li-Cycle or required by Feed Supplier;

(vii)	financing charges at the Financing Rate (including financing charges as set forth in Section 5(d)); and

(viii)

any other relevant usual or customary costs and expenses attributable to the sourcing of the Feed to Li-Cycle, including but not limited to purchase, transportation, transactional financing and sale of the Feed to Li-Cycle;

“Underlying Feed Purchase Agreement” has the meaning given in Section 5(a).

The following schedules are attached to and form part of this Agreement:

Schedule A – Feed Recipients (2022-2024E) (“Schedule A”)

3.	TERM & TRANSITION

This Agreement amends and restates in its entirety the Original Global Feed Sourcing Agreement and notwithstanding any other term of the Master Agreement, this Agreement shall take effect as of the Start Date.

4.	FEED SOURCING

(a)

During the Term, Glencore (directly or through its Affiliates) shall use commercially reasonable efforts to source Feed from various sources, including automotive and battery manufacturers, for purchase and recycling by Li-Cycle and/or its Affiliates (each, a “Feed Recipient”) through Li-Cycle’s Spoke operations globally.

(b)

Glencore shall work with Li-Cycle to assist in forecasting and production planning for Li-Cycle’s global Spoke network, including those Feed Recipients and Spokes set forth on Schedule A. Schedule A shall be updated by mutual agreement of the Parties from time to time as needed in order to include any additional Spokes that become operational during the Term.

(c)

Glencore and Li-Cycle shall schedule and facilitate attendance by the relevant representatives of each Party on a quarterly and annual basis for quarterly and annual forecasting and production planning purposes with respect to the Feed requirements for Li-Cycle’s global Spoke network, including planned volumes of Feed needed by each of Li-Cycle Spoke operations for the subsequent quarter and year.

(d)

Glencore shall remain free to purchase, as principal for its own account, Feed for processing at Glencore’s facilities and/or sale to other market participants. Li-Cycle acknowledges that Glencore is a global merchant marketer of a wide variety of physical commodities and derivatives thereof, and nothing in this Agreement is intended to restrict Glencore or its Affiliates from conducting its ongoing global commodity marketing business as Glencore sees fit in its sole discretion, subject to the terms hereof.

(e)

Li-Cycle shall remain free to independently source Feed for its Spokes without Glencore’s assistance, provided that any such Feed sourced by Li-Cycle shall be subject to the Global Sourcing Fee (as defined below). Glencore acknowledges that Li-Cycle is a lithium-ion battery recycler working globally and nothing in this Agreement is intended to restrict Li-Cycle or its Affiliates from conducting its ongoing business as Li-Cycle sees fit in its sole discretion, subject to the terms hereof.

5.	FEED PURCHASE AGREEMENTS

(a)

Where Glencore has secured Feed from a Third Party supplier (each, a “Feed Supplier”), Glencore may (but shall not be obligated to) from time to time offer to assign its interest in the applicable purchase agreements between Glencore and the relevant Feed Supplier (the “Underlying Feed Purchase Agreement”) to Li-Cycle (or other applicable Feed Recipient) in writing. In the event Feed Recipient desires to accept such offer, the Parties shall negotiate an assignment agreement pursuant to which the applicable Feed Recipient shall acquire the rights and obligations of Glencore under such Underlying Feed Purchase Agreement.

(b)

Alternatively, where Glencore wishes to re-sell Feed acquired under an Underlying Feed Purchase Agreement and a Feed Recipient desires to purchase such Feed from Glencore, Glencore and the applicable Feed Recipient may negotiate and enter into a new feed purchase agreement (each, a “Feed Purchase Agreement”) between Glencore (as vendor) and Feed Recipient (as purchaser), reflecting the terms of purchase and sale for such Feed. The Feed Purchase Agreement shall contain such provisions as may be necessary or desirable in view of the relevant jurisdictions and counter-parties. The price for the Feed sold by Glencore to the Feed Recipient pursuant to any Feed Purchase Agreement shall be based on the final price (the “Feed Supplier Final Price”) specified in the Underlying Feed Purchase Agreement (net of applicable taxes and any “tipping fees” or similar payments).

(c)

If requested by a Feed Recipient, subject to confidentiality covenants with the applicable Feed Supplier, Glencore shall provide Feed Recipient with a copy of the pricing and material commercial terms of the applicable Underlying Feed Agreement.

(d)

Subject to mutual agreement between the Parties to the Feed Purchase Agreement, Glencore may handle some or all of the logistics and shipping related to the delivery of Feed to a Feed Recipient. In such cases, Glencore shall be entitled to add its applicable Transaction Costs with respect to such shipment of Feed to its invoice to the Feed Recipient for such Feed. The Parties shall agree in advance which categories of Transaction Costs will apply with respect to each prospective Feed Purchase Agreement, provided that the Parties acknowledge and agree that Glencore shall not be required to obtain Feed Recipient’s pre-approval of any additional Transaction Costs categories (in accordance with the definition of Transaction Costs herein) that Glencore determines from time to time to be reasonably necessary in connection with the performance of its obligations under the Feed Purchase Agreements.

(e)

Payment terms from the applicable Feed Recipient (as purchaser) to Glencore (as vendor) under any Feed Purchase Agreement shall be on no fewer than [XXX] day payment terms. Where the Feed Supplier has extended credit to Glencore under an Underlying Feed Purchase Agreement, Glencore shall extend such credit to the Feed Recipient. Where the Underlying Feed Purchase Agreement establishes less than [XXX] day payment terms, or the Parties otherwise agree that Glencore shall provide transactional financing to the Feed Recipient, Glencore shall charge the applicable Feed Recipient financing charges based on the Financing Rate and the applicable amount financed (and any such financing charges shall be added to Glencore’s applicable Transaction Costs). For greater certainty, the Parties acknowledge and agree that whenever Glencore provides transactional financing to a Feed Recipient under this Agreement, the applicable financing charges shall be based on the Financing Rate.

(f)

All Transaction Costs invoiced by Glencore to Feed Recipient shall be supported by an Expense Report. Feed Recipient may review and object to any Transaction Costs described in such Expense Report in accordance with the Master Agreement and/or the procedures to be set out in the applicable Feed Purchase Agreement between Glencore and such Feed Recipient.

6.	GLOBAL SOURCING FEE

(a)	For the period of the Start Date until August 1, 2022, Li-Cycle shall cause the applicable Feed Recipients to pay to Glencore a fee in the amount of [XXX].

(b)

From and after August 1, 2022, subject to Section 6(d), Li-Cycle shall cause the applicable Feed Recipients to pay to Glencore a fee (the “Global Sourcing Fee”) in the amount of [XXX]. For the avoidance of doubt, the Global Sourcing Fee will: (i) apply regardless of whether such Feed was sourced by Glencore or sold by Glencore to a Feed Recipient, or sourced directly by Feed Recipient or through any Third Party; (ii) also apply to any Feed that is part of a “closed loop” relationship with a customer of Li-Cycle or any of its Affiliates that is an original equipment manufacturer (OEM), cathode-active material (CAM) manufacturer or other generator of Feed; and (iii) be based only on the Feed that a Feed Recipient pays for and actually receives. The Global Sourcing Fee shall not apply to any Feed for which the Feed Recipient is paid a “tipping fee” to process.

(c)

For Feed sold by Glencore to a Feed Recipient under a Feed Purchase Agreement, the Global Sourcing Fee will be included within Glencore’s invoice, calculated on the Feed Supplier Final Price for the Feed, and paid to Glencore in accordance with the terms of the invoice.

(d)

Within [XXX] days following the end of each month during the Term, Li-Cycle shall prepare and submit a report to Glencore (the “Monthly Report”), setting forth the Feed purchased and paid for by the Feed Recipients from Third Party suppliers during such month, and setting forth the calculation of the Global Sourcing Fee on such Feed. For greater certainty, the Global Sourcing Fee will be calculated on the purchase price for the applicable Feed and will be paid to Glencore at the same time as the delivery of the Monthly Report.

(e)

If, for any Feed processed by Feed Recipients, the final purchase price is not available or readily determinable, or not materially consistent with the prevailing market price for the same or similar Feed, then both Parties shall discuss and seek to agree on a pro forma purchase price for the purposes of calculating the applicable Global Sourcing Fee. Such pro forma purchase price shall be based on the prevailing market price for the same or similar Feed, subject to any further mutual agreement of the basis between the Parties.

7.	TERM AND TERMINATION

(a)	This Agreement begins on the Start Date and continues for the Term, both as defined in the Master Agreement.

(b)

If this Agreement expires or is terminated and a Feed Purchase Agreement is then outstanding and not terminated, then this Agreement will continue to govern such Feed Purchase Agreement until the Parties satisfy their respective obligations thereunder.

8.	COUNTERPARTS AND ELECTRONIC EXECUTION

This Agreement may be executed in any number of counterparts, and it shall not be necessary that the signatures of all Parties be contained on any counterpart. Each counterpart shall be deemed an original, but all counterparts together shall constitute one and the same instrument. Counterparts may be delivered by electronic transmission and the Parties adopt any signatures so received as original signatures of the Parties.

[Remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF the Parties have executed this Amended & Restated Global Feed Sourcing Agreement as of the Execution Date.

GLENCORE LTD.

By:	/s/ Kunal Sinha
Name: Kunal Sinha
Title: Head of Recycling

LI-CYCLE HOLDINGS CORP.

By:	/s/ Ajay Kochhar
Name: Ajay Kochhar
Title: President & CEO

[Signature Page to Global Feed Sourcing Agreement]

SCHEDULE A

FEED RECIPIENTS,

2022-2024E

Jurisdiction/ Market	Feed Recipient	Spokes
Americas
USA	Li-Cycle Inc.	New York, Arizona, Alabama, Ohio
Canada	Li-Cycle Americas Corp.	Ontario
EMEA
Germany	Li-Cycle Germany GmbH	Germany
Scandinavia	Li-Cycle Norway AS	Norway
[XXX]	[XXX]	[XXX]
[XXX]	[XXX]	[XXX]
[XXX]
[XXX]	[XXX]	[XXX]
[XXX]	[XXX]	[XXX]